UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 29, 2013
Date of Report (Date of earliest event reported)

Press Ventures, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54628	39-2077493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Poland, oo-918 Warszawaul. Zlota 61 lok. 100
(Address of Principal Executive Offices)

011 (48) 788 886 015
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On August 29, 2013, Press Ventures, Inc., a Nevada corporation (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with a foreign institutional investor (the “Investor”) in connection with a private placement offering (the “Offering”) of a convertible promissory note in an aggregate principal amount of $250,000, with an interest rate of ten percent (10%) per annum, simple interest (the “Note”).  Prepayment under the Note is permitted.

The aggregate amount outstanding under the Note is convertible at the option of the Investor into shares of the Company’s common stock (the “Common Stock”), at a conversion price determined by dividing (i) the unpaid principal of the Note and any accrued and unpaid interest thereon, by (ii) the lower of (a) $0.25 per share, or (b) a twenty five percent (25%) discount to the average closing price as reported by Bloomberg L.P. during the five (5) day trading period immediately prior to the date of conversion.  The Note is due on August 29, 2016.

The Investor represented to the Company that the Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Offering, Purchase Agreement, and Note is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement and Note attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Section 2 – Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s issuance of the Note is incorporated in its entirety into this Item 2.03.

The Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation on the Company.

Section 3 – Securities and Trading Market

Item 3.02.  Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of the Note is incorporated in its entirety into this Item 3.02.

In connection with the Offering, the Company issued the Note to the Investor in the aggregate amount of $250,000.  The Note was issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.

Section 8 – Other Events

Item 8.01      Other Events

On August 30, 2013, the Company issued a press release announcing it had entered into the Purchase Agreement and Note, a copy of which is attached to this Report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
10.1	Convertible Note Purchase Agreement
10.2	Convertible Promissory Note
99.1	Press Release

The information set forth in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESS VENTURES, INC. a Nevada corporation

Dated: September 4, 2013
By: /s/ Edward Denkiewicz
Name:Edward Denkiewicz
Title: Chief Executive Officer